                                                                   EXHIBIT 10.58


                               FIFTH AMENDMENT TO
                 DYNEGY INC. PROFIT SHARING/401(k) SAVINGS PLAN

         WHEREAS, Dynegy Inc. (the "Company") and other Employers have heretofore adopted the Dynegy Inc. Profit Sharing/401(k) Savings Plan (the "Plan") for the benefit of their eligible employees; and

         WHEREAS, the Company amended and restated the Plan on behalf of itself and the other Employers, effective as of January 1, 1998; and

         WHEREAS, the Company desires to further amend the Plan on behalf of itself and the other Employers;

         NOW, THEREFORE, the Plan shall be amended as follows, effective as of October 1, 1999:

         1. Section 8.3 of the Plan shall be amended by adding the following new Paragraph (g) to the end of such Section:

                           "(g) Paragraphs (b), (d), and (e) above
                  notwithstanding, if a Member shall cease to be employed during the one-year period beginning on the date of the closing of the Illinova Transaction by reason of an Involuntary Termination (as such terms are hereinafter defined), then such Member shall have a 100% Vested Interest in his Employer Contribution Account. For purposes of this Paragraph (g), the following terms shall have the meanings set forth below:

                           (1) 'Excluded Termination' shall mean any termination
                     of a Member's employment with the Employer by reason of a merger, acquisition, sale, transfer, outsourcing, reorganization or restructuring of all or part of the Employer or any affiliate or division thereof where either
                     (i) such Member is offered another position within the Employer that provides such Member with a base salary at least equal to or greater than his base salary in effect on the last day of such Member's active service for the Employer (including, without limitation, a position that would require such Member to transfer to a different work location so long as he has been offered the Employer's standard relocation package in connection with such transfer) or (ii) such Member accepts any position with a successor company (as hereafter defined), including an outside contractor, whether affiliated or unaffiliated with the Employer. For purposes of the preceding sentence, a successor company is (A) any entity that assumes operations or functions formerly carried out by the Employer (such as the buyer of a facility, asset or division or any entity to which the Employer operation or function has been outsourced), (B) any affiliate of the Employer, or (C) any entity making the job offer at the request of the Employer (such as a joint venture of which the Employer or an affiliate is a member).

                           (2) 'Illinova Transaction' shall mean the
                     transactions contemplated in that certain Agreement and Plan of Merger dated as of June 14, 1999, by and among Illinova Corporation, Energy Convergence Holding

                  Company, Energy Convergence Acquisition Corporation, Dynegy Acquisition Corporation, and the Company, as the same may be amended from time to time.

                           (3) 'Involuntary Termination' shall mean, with
                  respect to each Member, any termination of such Member's employment with the Employer; provided, however, that the term `Involuntary Termination' shall not include a voluntary resignation by such Member, an Excluded Termination, a Termination for Cause, or any termination as a result of such Member's death or total and permanent disability (as defined in Section 7.2).

                           (4) 'Termination for Cause' shall mean any
                  termination of a Member's employment with the Employer by reason of such Member's (i) conviction of a misdemeanor involving moral turpitude or a felony, (ii) engagement in conduct which is materially injurious (monetarily or otherwise) to the Employer or any of its affiliates (including, without limitation, misuse of the Employer's or an affiliate's funds or other property), (iii) engagement in gross negligence or willful misconduct in the performance of such individual's duties, (iv) willful refusal without proper legal reason to perform such individual's duties and responsibilities, (v) material breach of any material provision of any agreement between the Employer and such individual, or (vi) material breach of any material corporate policy maintained and established by the Employer that is of general applicability to Members."

         2. As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this _____ day of ________________, 1999.

                                                  DYNEGY INC.


                                                  BY:
                                                     ---------------------------
                                                      NAME:
                                                            --------------------
                                                      TITLE:
                                                            --------------------



                                      -2-